                                                                    EXHIBIT 10.7

                            DISTRIBUTION AGREEMENT


          THIS DISTRIBUTION AGREEMENT (this "Agreement") is made and entered
                                             ---------
into as of this ___ day of April, 1998, by and between Vencor, Inc., a Delaware corporation ("Vencor"), and Vencor Healthcare, Inc., a Delaware corporation
              ------
("Healthcare Company").
--------------------

                              W I T N E S S E T H:

          WHEREAS, the Board of Directors of Vencor has determined that it is appropriate and desirable to (a) pursuant to the Reorganization Agreement (as defined herein), separate Vencor and its subsidiaries into two publicly-owned companies so that (i) the assets and liabilities relating to substantially all of the Vencor-owned land, buildings and other improvements and real estate related assets are allocated to Vencor (the "Real Estate Business"), which will
                                             --------------------
be renamed "Ventas, Inc." immediately prior to the Distribution (as defined herein), and (ii) the other assets and liabilities relating to the historical operations of Vencor, including the Development Properties (as defined herein), are allocated to Healthcare Company (the "Healthcare Business"), which will be
                                          --------------------
renamed Vencor, Inc. immediately prior to the Distribution; and (b) distribute (the "Distribution"), following such reorganization, as a dividend to the
      ------------
holders of the issued and outstanding shares of common stock, par value $.25 per share, of Vencor ("Vencor Common Stock") all of the issued and outstanding
                   -------------------
shares of common stock, par value $.25 per share, of Healthcare Company ("Healthcare Company Common Stock") on the basis of one share of Healthcare
----------------------------------
Company Common Stock for each share of Vencor Common Stock; and

          WHEREAS, the parties hereto have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.01   General.  Unless otherwise defined herein or unless the context
                 -------
otherwise requires, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Action" shall mean any demand, action, suit, countersuit,
           ------
arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

          "Affiliate" shall mean with respect to any specified Person, a Person
           ---------
that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided,
                                                                       --------
however, that for purposes of this Agreement, no member of either Group shall be
-------
deemed to be an Affiliate of any member of the other Group.

          "Agent"  shall mean National City Bank, Cleveland, Ohio or such trust
           -----
company or bank designated by Vencor, which shall act as agent for the holders of Vencor Common Stock and the holders of Healthcare Company Common Stock in connection with the Distribution.

          "Agreement" shall have the meaning set forth in the preamble to this
          ---------
Agreement.

          "Ancillary Agreements" shall mean all the written agreements,
           --------------------
instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by the parties hereto or any other member of their respective Group in connection with the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated hereby or thereby, including without limitation, the following:

          (i)     the Master Lease Agreement;

          (ii)    the Development Agreement;

          (iii)   the Participation Agreement;

          (iv)    the Employee Benefits Agreement;

          (v)     the Intellectual Property Agreement;

          (vi)    the Tax Allocation Agreement;

          (vii)   the Transition Services Agreement;

          (viii)  the Conveyance and Assumption Instruments;

          (ix)    the Debt and Cash Allocation Agreement;

          (x)     the Reorganization Agreement; and

          (xi)    the Insurance Agreement.

          "Annual Meeting" shall mean the 1998 Annual Meeting of Stockholders of
           --------------
Vencor to be held on April 27, 1998, or any adjournments or postponements thereof.

          "Corporate Restructuring Transactions" shall mean, collectively, (a)
           ------------------------------------
each of the mergers, transfers, conveyances, contributions, assignments and other transactions described and set forth on Exhibit A of this Agreement, and
                                              ---------
(b) such other mergers, transfers, conveyances, contributions, assignments and other transactions that may be appropriate or required to be accomplished, effected or consummated by Vencor or Healthcare Company or any of their respective Subsidiaries and Affiliates in order to separate and divide, in a series of transactions, Vencor so that: (i) the Healthcare Company Assets, Healthcare Company Liabilities and Healthcare Business shall be owned, directly or indirectly, by Healthcare Company; and (ii) the Real Estate Assets, Real Estate Liabilities and Real Estate Business that remain after the separation and division described in clause (i) above, are, after giving effect to the Distribution, owned directly or indirectly, by Vencor.

          "Debt and Cash Allocation Agreement" shall mean the Debt and Cash
           ----------------------------------
Allocation Agreement by and between Vencor and Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached to the Reorganization Agreement as Exhibit B.
                                            ---------

          "Distribution" shall have the meaning set forth in the preamble to
           ------------
this Agreement.

          "Distribution Date" shall mean the date, to be determined by the Board
           -----------------
of Directors of Vencor, or such committee of the Board as shall be designated by the Board of Directors, as of which the Distribution shall be effected.

          "Distribution Record Date" shall mean the time and date determined by
           ------------------------
the Board of Directors of Vencor for purposes of determining the holders of record of Vencor Common Stock entitled to participate in the Distribution.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, together with the rules and regulations promulgated thereunder.

          "Financing Transactions" shall mean the Healthcare Company Financing
           ----------------------
Transactions and the Vencor Financing Transactions.

          "Governmental Authority" shall mean any federal, state, local, foreign
           ----------------------
or international court, government, department, commission, board, bureau, agency, the NYSE or other regulatory, administrative or governmental authority.

          "Group" shall mean, with respect to Vencor, the Vencor Group and, with
           -----
respect to Healthcare Company, the Healthcare Company Group.

          "Healthcare Business" shall have the meaning set forth in the preamble
           -------------------
to this Agreement.

          "Healthcare Company" shall have the meaning set forth in the preamble
           ------------------
to this Agreement.

          "Healthcare Company Assets" shall mean, collectively, all the rights
           -------------------------
and assets that are owned by Healthcare Company or any of its Subsidiaries as of the close of business on the Distribution Date, including without limitation:

          (i)    the capital stock of the Healthcare Company Subsidiaries;

          (ii) all the assets included on the Healthcare Company Pro Forma Balance Sheet that are owned by Healthcare Company or any of its Subsidiaries as of the close of business on the Distribution Date;

          (iii) all the assets and rights expressly allocated to Healthcare Company or any of the Healthcare Company Subsidiaries under this Agreement or any of the Ancillary Agreements; and

          (iv) any other asset acquired by Vencor or any of its Subsidiaries from the date of the Healthcare Company Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Vencor or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a nature or type that would have resulted in such asset being included as an asset on the Healthcare Company Pro Forma Balance Sheet had it been acquired on or prior to the date of the Healthcare Company Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the Healthcare Company Pro Forma Balance Sheet.

          "Healthcare Company Common Stock" shall have the meaning set forth in
           -------------------------------
the preamble to this Agreement.

          "Healthcare Company Financing Transactions" shall mean the entry into
           -----------------------------------------
or issuance by Healthcare Company of (i) a revolving credit facility in the amount of $300 million, (ii) a term loan in the amount of $300 million, (iii) a second term loan in the amount of $200 million, (iv) a bridge loan in the amount of $200 million, (v) $17.7 million proceeds of Healthcare Company preferred stock and (vi) $300 million of senior subordinated debt or such other financing transactions approved by the Healthcare Company Board of Directors.

          "Healthcare Company Group" shall mean Healthcare Company, the
           ------------------------
Healthcare Company Subsidiaries and the corporations, partnerships, limited liability companies, joint ventures, investments and other entities that represent equity investments of Healthcare Company or any of the Healthcare Company Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distribution.

          "Healthcare Company Liabilities" shall mean, collectively, all of the
           ------------------------------
Liabilities of Healthcare Company, the Healthcare Company Subsidiaries and each of the other members of the Healthcare Company Group after giving effect to the Corporate Restructuring Transactions, the Distribution and the transactions contemplated under the Debt and Cash Allocation Agreement, including, without limitation:

          (i) all the Liabilities included on the Healthcare Company Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

          (ii) all other Liabilities that are incurred or which accrue or are accrued at any time prior to, on or after the date of the Healthcare Company Pro Forma Balance Sheet and that arise or arose out of, or in connection with, the Healthcare Company Assets or the Healthcare Business, determined on a basis consistent with the determination of the Liabilities of Healthcare Company on the Healthcare Company Pro Forma Balance Sheet;

          (iii) all the Liabilities of Healthcare Company, the Healthcare Company Subsidiaries or any of the other members of the Healthcare Company Group under, or to be retained or assumed by Healthcare Company, any Healthcare Company Subsidiary or any of the other members of the Healthcare Company Group pursuant to this Agreement or any of the Ancillary Agreements; and

          (iv) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Distribution Data) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Healthcare Business, except as otherwise specifically provided herein.

          "Healthcare Company Pro Forma Balance Sheet" shall mean the pro forma
           ------------------------------------------
balance sheet of Healthcare Company at December 31, 1997 attached hereto as

Exhibit B.
---------

          "Healthcare Company Subsidiaries" shall mean all of the subsidiaries
           -------------------------------
listed on Schedule 1.01(a) of this Agreement.
          ----------------

          "Law" shall mean all laws, statutes and ordinances and all
           ---
regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

          "Liabilities" shall mean any and all debts, liabilities, obligations,
           -----------
responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including without limitation those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursement and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

          "NYSE" shall mean the New York Stock Exchange, Inc.
           ----

          "Person" shall mean an individual, a partnership, a joint venture, a
           ------
corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

          "Real Estate Business" shall have the meaning set forth in the
           --------------------
preamble to this Agreement.

          "Registration Statement" shall mean the registration statement on Form
           ----------------------
10 to effect the registration of the Healthcare Company Common Stock pursuant to the Exchange Act.

          "Reorganization Agreement" shall mean the Agreement and Plan of
           ------------------------
Reorganization by and between Vencor and Healthcare Company which shall be entered into prior to or on the Distribution Date.

          "Subsidiary" shall mean with respect to any specified Person, any
           ----------
corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for
                                                  --------  -------
purposes of this Agreement, (a) the Healthcare Company Subsidiaries shall be deemed to be Subsidiaries of Healthcare Company and (b) Healthcare Company and the Healthcare Company Subsidiaries shall not be deemed to be Subsidiaries of Vencor or any of Vencor's Subsidiaries.

          "Tax Allocation Agreement" shall mean the Tax Allocation Agreement by
           ------------------------
and between Vencor and Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached to the Reorganization Agreement as Exhibit K.
             ---------

          "Vencor" shall have the meaning set forth in the preamble to this
           ------
Agreement.

          "Vencor Assets" shall mean, collectively, all the rights and assets
           -------------
that are owned by Vencor or any of its Subsidiaries as of the close of business on the Distribution Date (other than the Healthcare Company Assets and the capital stock of Healthcare Company and the Healthcare Company Subsidiaries), including without limitation:

          (i)    the capital stock of the Vencor Subsidiaries;

          (ii) all the assets included on the Vencor Pro Forma Balance Sheet which are owned by Vencor and its Subsidiaries as of the close of business on the Distribution Date, including the real property to be retained by Vencor in connection with the Corporate Restructuring Transactions;

          (iii) all the assets and rights expressly allocated to Vencor or any of its Subsidiaries under this Agreement and any of the Ancillary Agreements; and

          (iv) any other asset acquired by Vencor or any of its Subsidiaries from the date of the Vencor Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Vencor or any of its Subsidiaries and that is of a nature of type that would have resulted in such asset being included as an asset on the Vencor Pro Forma Balance Sheet had it been acquired on or prior to the date of the Vencor Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the Vencor Pro Forma Balance Sheet.

          "Vencor Certificate Amendments" shall mean the amendments to the
           -----------------------------
Vencor Certificate of Incorporation proposed by the Board of Directors of Vencor to be considered and voted on by the stockholders of Vencor at the Annual Meeting.

          "Vencor Common Stock" shall have the meaning set forth in the preamble
           -------------------
to this Agreement.

          "Vencor Financing Transactions" shall mean the entry into by Vencor of
           -----------------------------
(i) a revolving credit facility in the amount of $250 million, (ii) a term loan in the amount of $250 million, (iii) a second term loan in the amount of $250 million and (iv) a bridge loan in the amount of $450 million or such other financing transactions approved by the Vencor Board of Directors.

          "Vencor Group" means Vencor, the Vencor Subsidiaries and the
           ------------
corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Vencor or any of the Vencor Subsidiaries following consummation of the Corporate Restructuring Transactions and the Distribution.

          "Vencor Pro Forma Balance Sheet" shall mean the pro forma balance
           ------------------------------
sheet of Vencor attached hereto as Exhibit C.
                                   ---------

          "Vencor Subsidiaries" shall mean the Subsidiaries of Vencor set forth
           -------------------
on Schedule 1.01(b) of this Agreement and all other Subsidiaries of Vencor other
   ----------------
than Healthcare Company and the Healthcare Company Subsidiaries.


                                   ARTICLE II

                           DISTRIBUTION TRANSACTIONS

          2.01.   Vencor Action Prior to the Distribution.  Prior to the
                  ---------------------------------------
Distribution, subject to the terms and conditions set forth herein, Vencor shall take, or cause to be taken, the following actions in connection with the Distribution.

          (a)     Notice to NYSE.  Vencor shall, to the extent possible, give
                  --------------
the NYSE not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

          (b)     Distribution Transactions.  Vencor shall cause all
                  -------------------------
transactions contemplated by the Reorganization Agreement to have occurred prior to, or to occur simultaneous with, the consummation of this Agreement.

          2.02.   The Distribution.
                  ----------------

          (a)     Duties and Obligations of Vencor.  Subject to the conditions
                  --------------------------------
herein, on or prior to the Distribution Date, Vencor shall:

               (i) deliver to the Agent the share certificates representing the Healthcare Company Common Stock, endorsed by Vencor in blank, for the benefit of the holders of Vencor Common Stock;

               (ii) instruct the Agent to distribute, as soon as practicable following consummation of the Distribution, to the holders of Vencor Common Stock the following:

               (A) one share of Healthcare Company Common Stock for every share of Vencor Common Stock; and

               (B) cash, if applicable, in lieu of fractional shares obtained in the manner provided in Section 2.03; and

         (iii) subject to stockholder approval at the Annual Meeting of the Vencor Certificate Amendment to change the name of Vencor to "Ventas, Inc.," instruct the Agent to distribute, as soon as practicable following consummation of the Distribution, to the holders of certificated shares of Vencor Common Stock a letter of transmittal providing for such holders to forward to the Agent all of their certificated shares of Vencor Common Stock in order to exchange such shares for a corresponding number of new certificated shares of Vencor Common Stock which reflect such name change.

          (b)  Duties and Responsibilities of Healthcare Company.  Healthcare
               -------------------------------------------------
Company shall provide, or cause to be provided, to the Agent sufficient certificates representing Healthcare Company Common Stock in such denominations as the Agent may request in order to effect the Distribution. All shares of Healthcare Company Common Stock issued pursuant to the Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

          2.03.  Fractional Shares.
                 -----------------

          (a)    No Fractional Shares.  Notwithstanding anything herein to the
                 --------------------
contrary, no fractional shares of Healthcare Company Common Stock shall be issued in connection with the Distribution, and any such fractional share interests to which a stockholder would otherwise be entitled will not entitle such stockholder to vote or to any rights of a stockholder of Healthcare Company. In lieu of any such fractional shares, each stockholder who, but for the provisions of this Section, would be entitled to receive a fractional share interest of Healthcare Company Common Stock pursuant to the Distribution shall be paid cash without any interest thereon, as hereinafter provided. Vencor shall instruct the Agent to determine the number of whole shares and fractional shares of Healthcare Company Common Stock allocable to each stockholder, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of stockholders who otherwise would be entitled to receive fractional share interests and to distribute to each such stockholder his, her or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amount required for Federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by Vencor.

          (b)  Unclaimed Stock or Cash.  Any Healthcare Company Common Stock or
               -----------------------
cash in lieu of fractional shares and dividends or distributions with respect to Healthcare Company Common Stock that remain unclaimed by any stockholder 180 days after the Distribution Date shall be returned to Vencor and any such stockholders shall look only to Vencor for the Healthcare Company Common Stock and cash, if any, in lieu of fractional share interests and any such dividends or distributions to which they are entitled, subject in each case to applicable escheat or other abandoned property laws.

          (c)  Beneficial Owners.  Solely for purposes of computing fractional
               -----------------
share interests pursuant to Section 2.03(a), the beneficial owner of shares of Vencor Common Stock or Healthcare Company Common Stock held of record in the name of a nominee will be treated as the holder of record of such shares.

                                  ARTICLE III

                         CONDITIONS TO THE DISTRIBUTION

          3.01 Conditions to Obligations.
               -------------------------

          (a) The obligations of the parties hereto to consummate the Distribution are subject to the satisfaction, as determined by Vencor in its sole discretion, of each of the following conditions:

               (i) The Reorganization Agreement shall have been approved by the holders of a majority of the outstanding shares of Vencor Common Stock at the Annual Meeting;

               (ii) The Distribution shall have been approved by the holders of a majority of the outstanding shares of Vencor Common Stock at the Annual Meeting and by the Vencor Board of Directors;

               (iii) Each of the Vencor Certificate Amendments shall have been approved by the holders of a majority of the outstanding shares of Vencor Common Stock;

               (iv) The transactions contemplated by Article II of the Reorganization Agreement, including the Corporate Restructuring Transactions, shall have been consummated in all material respects;

               (v) The Healthcare Company Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

               (vi) The Registration Statement shall have been filed with the SEC and shall have become effective, and no stop order with respect thereto shall be in effect;

               (vii) All material authorizations, consents, approvals and clearances of Federal, state, local and foreign governmental agencies required to permit the valid consummation by the parties hereto of the transactions contemplated by this Agreement and the Reorganization Agreement shall have been obtained; and no such authorization, consent, approval or clearance shall contain any conditions which would have a material adverse effect on (A) the Real Estate Business or the Healthcare Business, (B) the Healthcare Company Assets and Vencor Assets, results of operations or financial condition of the Vencor Group or the Healthcare Company Group, in each case taken as a whole, or (C) the ability of Vencor or Healthcare Company to perform its obligations under this Agreement and the Reorganization Agreement; and all statutory requirements for such valid consummation shall have been fulfilled;

               (viii) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the consummation of this Agreement, the Reorganization Agreement or the Distribution;

               (ix) The Financing Transactions shall have occurred and all bank credit agreements, debt security or other financing facility entered into pursuant thereto shall be in place and all conditions to borrowing thereunder (other than any conditions concerning consummation of the Distribution and the transfers of assets and liabilities described hereunder) shall have been satisfied, and all necessary consents, waivers or amendments to each bank credit agreement, debt security or other financing facility to which any member of the Vencor Group or the Healthcare Company Group is a party or by which any such member is bound shall have been obtained, or each such agreement, security or facility shall have been refinanced, in each case on terms satisfactory to Vencor and to the extent necessary to permit the Distribution to be consummated without any material breach of the terms of such agreement, security or facility; and

               (x) An officer of Vencor shall have instructed the Agent to make the Distribution effective.

          (b) The foregoing conditions are for the sole benefit of Vencor and shall not give rise to any duty on the part of Vencor or its Board of Directors to waive or not waive any such condition. Any determination made by the Board of Directors of Vencor in good faith on or prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in Section 3.01(a) shall be conclusive.

          3.02  No Constraints.  Notwithstanding the provisions of Section 3.01,
                --------------
the fulfillment or waiver of any or all of the conditions precedent to the Distribution set forth therein shall not:

          (a) create any obligation on the part of Vencor or any other party hereto to effect the Distribution;

          (b) in any way limit Vencor's right and power under Section 4.12 to terminate this Agreement or the Reorganization Agreement and the process leading to the Distribution and to abandon the Distribution; or

          (c)   alter the consequences of any such termination under Section
4.12 from those specified in such Section.

          3.03  Deferral of the Distribution Date.  If the Distribution Date
                ---------------------------------
shall have been established by the Board of Directors of Vencor but all the conditions precedent to the Distribution set forth in this Agreement have not theretofore been fulfilled or waived, or Vencor does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, the Distribution shall not occur at the time established and, Vencor may, by resolution of its Board of Directors (or a committee thereof, so authorized), defer the Distribution Date to a later date.

          3.04  Public Notice of the Deferred Distribution Date.  If the
                -----------------------------------------------
Distribution Date is deferred in accordance with Section 3.03 and public announcement of the prior Distribution Date has theretofore been made, Vencor shall promptly thereafter issue a public announcement with respect to such deferment and shall take such other actions as may be deemed necessary or desirable with respect to the dissemination of such information.

                                   ARTICLE IV

                                 MISCELLANEOUS

          4.01  Indemnification, Access to Information and Dispute Resolution.
                -------------------------------------------------------------
Each of Vencor and Healthcare Company hereby agrees that Articles III, V and VI of the Reorganization Agreement regarding indemnification, access to information and dispute resolution shall be applicable in all respects to this Agreement.

          4.02  Complete Agreement.  This Agreement, the Exhibits and Schedules
                ------------------
hereto, the Ancillary Agreements and the agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          4.03  Expenses.  All costs and expenses of any party hereto whether
                --------
incurred prior to or after the Distribution Date in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including but not limited to legal fees, accounting fees, investment banking fees, and all such other costs and expenses shall be allocated among Vencor and the Healthcare Company in accordance with the Debt and Cash Allocation Agreement and the Tax Allocation Agreement.

          4.04  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

          4.05  Notices.  All notices, requests, claims, demands and other
                -------
communications hereunder (collectively, "Notices") shall be in writing and shall
                                         -------
be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile, electronic mail or other standard form of telecommunications (provided confirmation is delivered to the recipient the next Business Day in the case of facsimile, electronic mail or other standard form of telecommunications) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to Vencor:

               President
               Vencor, Inc.
               3300 Aegon Center
               400 West Market Street
               Louisville, Kentucky 40202
               Telephone: (502) 596-7300
               Facsimile:

          with a copy to:

               General Counsel
               Vencor, Inc.
               3300 Aegon Center
               400 West Market Street
               Louisville, Kentucky 40202
               Telephone:  (502) 596-7300
               Facsimile:   (502) 596-4075

          If to Healthcare Company:

               President
               Vencor Healthcare, Inc.
               3300 Aegon Center
               400 West Market Street
               Louisville, Kentucky 40202
               Telephone: (502) 596-7300
               Facsimile:

          with a copy to:

               General Counsel
               Vencor Healthcare, Inc.
               3300 Aegon Center
               400 West Market Street
               Louisville, Kentucky 40202
               Telephone: (502) 596-7300
               Facsimile:  (502) 596-4075

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 4.05.

          4.06  Amendment and Modification.  This Agreement may be amended,
                --------------------------
modified or supplemented only by a written agreement signed by both of the parties hereto.

          4.07  Successors and Assigns; No Third Party Beneficiaries.  This
                ----------------------------------------------------
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). This Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

          4.08  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.09  Interpretation.  The Article and Section headings contained in
                --------------
this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          4.10  Legal Enforceability.  Any provision of this Agreement which is
                --------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

          4.11  References; Construction.  References to any "Article",
                ------------------------
"Exhibit", "Schedule" or "Section", without more, are to Appendices, Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

          4.12  Termination.  Notwithstanding any provision hereof, this
                -----------
Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Board of Directors of Vencor without the approval of any other party hereto or of Vencor's stockholders. In the event of such termination, no party hereto shall have any Liability to any Person by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                VENCOR, INC.


                                              By:
                                                 -------------------------
                                                  Name:
                                              Title:



                                              VENCOR HEALTHCARE, INC.


                                              By:
                                                  ------------------------
                                                  Name:
                                                  Title: